UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

MACQUARIE INFRASTRUCTURE COMPANY TRUST

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(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

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MACQUARIE INFRASTRUCTURE COMPANY LLC

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 (Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

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125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of MIC’s Interest in Yorkshire Link

On December 29, 2006 Macquarie Infrastructure Company LLC (“MIC”), and its wholly-owned subsidiaries Macquarie Yorkshire LLC and MIC European Financing SarL entered into a sale and purchase agreement (“SPA”) and subsequently completed the sale of its interest in Macquarie Yorkshire Limited, the holding company for its 50% interest in Connect M1-A1 Holdings Limited (“CHL”), to M1-A1 Investments Limited, a wholly owned indirect subsidiary of Balfour Beatty PLC, for GBP 44.3 million. CHL is the indirect holder of the Yorkshire Link toll road concession. Yorkshire Link is a 19-mile shadow toll road south of Leeds in England. MIC had previously entered into an SPA to sell its interest in CHL to Secondary Market Infrastructure Fund (“SMIF) however Balfour Beatty PLC subsequently exercised its pre-emptive rights to acquire MIC’s interest in CHL on the same terms as those agreed with SMIF.

The SPA includes customary warranties and indemnities. The indemnity obligations are capped at 100% of the sale proceeds for breach of warranties relating to ownership and authority and for tax matters and 50% of the sale proceeds for breach of all other warranties. The indemnities last for 1 year except for indemnities relating to tax matters which last for 7 years.

In association with the sale, MIC has been released and discharged from the shareholders’ agreement for CHL and a secondment agreement with respect to a subsidiary of CHL.

MIC previously entered into foreign exchange forward transactions to fix the rate at which substantially all of the proceeds of sale would be converted from pounds sterling to US dollars. Based on the hedged conversion rate, MIC anticipates receiving approximately $83.2 million in proceeds, net of hedge and transaction costs. MIC will record income before tax from its investment ranging between $6.0 - $7.0 million in the fourth quarter of 2006, comprised of the gain on sale and equity in the earnings and amortization charges of investee. Additionally, MIC will record a loss of approximately $2.0 - $3.0 million in the fourth quarter of 2006 relating to the foreign exchange forward transactions. There may be additional gains or losses in 2007 when the foreign exchange forward transactions are settled, depending on currency fluctuations.

MIC intends to use the proceeds from the sale to pursue its acquisition strategy and for general corporate purposes.

Macquarie Bank Limited (“MBL”) advised MIC on the sale, and MIC expects to pay MBL a fee of 1% of the sale proceeds. MBL is the ultimate parent of MIC’s manager.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed combined financial statements of Macquarie Infrastructure Company Trust (“the Company”) as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are attached as Exhibit 99.1 to this Report and are incorporated into this Item 9.01(b) by reference.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and notes thereto of the Company, as filed with the Securities and Exchange Commission (“SEC”) in its Restated Forms 10-K/A and 10-Q/A filed October 16, 2006.

The unaudited pro forma condensed financial statements should not be considered indicative of actual results that would have been achieved had the acquisitions, dispositions and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of the operations of the Company for any future date or period.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed financial statements.

(c) Exhibits

99.1

Unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005.

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